                                 SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant / X /
Filed by a party other than the registrant /  /
Check the appropriate box:
/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a - 11(c) or Rule 14a-12

                          Pilgrim's Pride Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
/X/ No Fee Required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------
     (5) Total fee paid:


--------------------------------------------------------------------------------
     / / Fee paid previously with preliminary materials:


--------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:


--------------------------------------------------------------------------------
     (3) Filing Party:


--------------------------------------------------------------------------------
     (4) Date Filed:


--------------------------------------------------------------------------------

PRELIMINARY COPIES

                          Pilgrim's Pride Corporation
                             110 South Texas Street
                             Pittsburg, Texas 75686

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 20, 1999
                                       AT
                             110 SOUTH TEXAS STREET
                             PITTSBURG, TEXAS 75686

     Notice is hereby given that a Special Meeting of Stockholders (the "Special Meeting") of Pilgrim's Pride Corporation, a Delaware corporation (the "Company"), will be held on July 20, 1999, at 9:00 a.m., local time, at 110 South Texas Street, Pittsburg, Texas 75686 to consider the following matters:

     1. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to permit dividends of either Class A Common Stock or Class B Common Stock of the Company, as specified by the Board of Directors of the Company, to holders of the Company's Class B Common Stock; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on June 30, 1999 as the record date for determining stockholders of record entitled to notice of, and to vote at, the Special Meeting.


Pittsburg, Texas
July 2, 1999                                      RICHARD A. COGDILL
                                           Executive Vice President, Chief
                                                  Financial Officer,
                                               Secretary and Treasurer


                            YOUR VOTE IS IMPORTANT!
                 PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY.

PRELIMINARY COPIES

                          Pilgrim's Pride Corporation
                             110 South Texas Street
                             Pittsburg, Texas 75686

                        -------------------------------

                      PROXY STATEMENT FOR SPECIAL MEETING

                        -------------------------------


GENERAL INFORMATION

     The Board of Directors of Pilgrim's Pride Corporation (the "Company") solicits stockholders' proxies in the accompanying form for use at the Special Meeting of Stockholders to be held on July 20, 1999, at 9:00 a.m., local time, at 110 South Texas Street, Pittsburg, Texas 75686 (the "Special Meeting"). This Proxy Statement and the accompanying proxy card are being mailed, beginning on or about July 2, 1999, to all stockholders entitled to receive notice of, and to vote at, the Special Meeting.

     The principal executive offices of the Company are located at 110 South Texas Street, Pittsburg, Texas 75686. Any writing required to be sent to the Company should be mailed to this address.

Outstanding Voting Securities

     Each stockholder of record at the close of business on June 30, 1999 (the "Record Date") will be entitled to twenty votes for each share of the Company's Class B common stock, par value $.01 per share ("Class B Common Stock"), held on the Record Date. The accompanying proxy card indicates the number of shares to be voted. On June 30, 1999, there were 27,589,250 shares of the Company's Class B Common Stock issued and outstanding. No other classes of stock of the Company were outstanding on the Record Date.

Voting of Proxies

     Because many of the Company's stockholders are unable to attend the Special Meeting, the Board of Directors solicits proxies by mail to give each stockholder an opportunity to vote on all items of business scheduled to come before the Special Meeting. Each stockholder is urged to:

     (1)  read carefully the material in this Proxy Statement;

     (2) specify his or her voting instruction by marking the appropriate box on the accompanying proxy card; and

     (3) sign, date and return the card in the enclosed, postage prepaid envelope.

     The accompanying proxy card allows a stockholder to abstain from voting if the stockholder chooses to do so.

     When the accompanying proxy card is properly executed and returned with voting instructions, the shares represented by the proxy will be voted in accordance with the stockholder's direction by the persons named on the card as proxies of the stockholder. If a proxy card is signed and returned, but no specific voting instructions are given, the shares represented by the proxy card will be voted for the amendment to the Company's Certificate of Incorporation and at the proxies' discretion on any other matters that come before the Special Meeting.

     The proxy does not affect a stockholder's right to vote in person at the Special Meeting. If a stockholder executes a proxy, he or she may revoke it at any time before it is voted by submitting a new proxy card, by communicating his or her revocation in writing to the Secretary of the Company or by voting by ballot at the Special Meeting.

Vote Required

     The holders of at least a majority of the shares of the Company's Class B Common Stock outstanding on the Record Date must be present in person or by proxy at the Special Meeting for the Special Meeting to be held. Abstentions and broker non-votes are counted in determining whether at least a majority of the shares of the Company's Class B Common Stock outstanding on the Record Date are present at the Special Meeting. The affirmative vote of the holders of a majority of the outstanding shares of the Company's Class B Common Stock entitled to vote at the Special Meeting is required for approval of the proposed amendment to the Company's Certificate of Incorporation. Accordingly, abstentions and broker non-votes will have the effect of a vote against the proposal to amend the Company's Certificate of Incorporation. Lonnie "Bo" Pilgrim owned or controlled 16,773,492 shares (60.8%) of the Company's Class B Common Stock on the Record Date and thus will be able to approve the proposed amendment to the Company's Certificate of Incorporation.

Cost of Proxy Solicitation

     The Company will bear the cost of the Special Meeting and the cost of soliciting proxies in the accompanying form, including the cost of mailing the proxy material. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies by telephone or otherwise. They will not be specifically compensated for such services. The Company will request brokers and other custodians, nominees and fiduciaries to forward proxies and proxy soliciting material to the beneficial owners of the Company's Class B Common Stock and to secure their voting instructions, if necessary. The Company will reimburse them for the expenses in so doing.

                               SECURITY OWNERSHIP

     The following table sets forth, as of May 31, 1999, certain information with respect to the beneficial ownership of the Company's Class B Common Stock (no other classes of stock of the Company were outstanding as of such date) by
(i) each stockholder beneficially owning at least 5% of the Company's outstanding Class B Common Stock; (ii) each director of the Company who is a stockholder of the Company; (iii) the Company's Chief Executive Officer; (iv) the Company's four most highly compensated executive officers other than the Chief Executive Officer; and (v) all executive officers and directors of the Company as a group.

                                                                            Amount and
                                                                            Nature of            Percent
                                                                           Beneficial              of
Name of Beneficial Owners                                                   Ownership            Class
-------------------------                                                  -----------         -----------
Lonnie "Bo" Pilgrim (a) (b).................................................16,773,492             60.8%
  110 South Texas Street
  Pittsburg, Texas 75686
Lonnie Ken Pilgrim (b) (c)..................................................   535,508              1.9
Clifford E. Butler (b)......................................................    33,702              (d)
Richard A. Cogdill (b)......................................................     8,459              (d)
Robert L. Hendrix (b).......................................................    25,826              (d)
David Van Hoose (b).........................................................     6,630              (d)
James G. Vetter, Jr.........................................................     1,550              (d)
Donald L. Wass..............................................................       300              (d)
All executive officers and directors as a group (17 persons)................17,306,946             62.7%
___________________

(a) Includes 60,387 shares held of record by Pilgrim Family Trust I, an irrevocable trust dated June 16, 1987, for the benefit of Lonnie "Bo" Pilgrim's surviving spouse and children, of which Lonnie Ken Pilgrim and Patty R. Pilgrim, Lonnie "Bo" Pilgrim's wife, are co-trustees, and 60,386 shares held of record by Pilgrim Family Trust II, an irrevocable trust dated December 23, 1987, for the benefit of Lonnie "Bo" Pilgrim and his children, of which Lonnie "Bo" Pilgrim and Lonnie Ken Pilgrim are co-trustees. Mr. Lonnie "Bo" Pilgrim disclaims any beneficial interest in the shares held by his children.

(b)  Includes shares held in trust by the Company's 401(k) Salary Deferral Plan.

(c) Includes 6,465 shares held by his wife, and 60,387 and 60,386 shares held by Pilgrim Family Trust I and Pilgrim Family Trust II, respectively, for both of which Lonnie Ken Pilgrim serves as a co-trustee. Also includes 25,350 shares held in two irrevocable trusts dated December 15, 1994 and October 31, 1989, of which Lonnie Ken Pilgrim is a co-trustee for the benefit of his children. Lonnie Ken Pilgrim disclaims any beneficial interest in the foregoing shares.

(d)  Less than 1%.

                                   PROPOSAL:
              AMENDMENT TO COMPANY'S CERTIFICATE OF INCORPORATION

General

     Previous Amendment to the Certificate of Incorporation.  The Company's
     ------------------------------------------------------
stockholders previously approved an amendment (the "Previous Amendment") to the Company's Certificate of Incorporation which (i) reclassified the then existing common stock of the Company as Class B Common Stock, (ii) authorized a new class of common stock, designated as Class A Common Stock (the "Class A Common Stock" and, together with the Class B Common Stock, "Common Stock"), (iii) increased the number of authorized shares of capital stock from fifty million (50,000,000) to one hundred sixty five million (165,000,000), consisting of five million (5,000,000) shares of preferred stock, one hundred million (100,000,000) shares of Class A Common Stock and sixty million (60,000,000) shares of Class B Common Stock, and (iv) established the rights, powers and limitations of the Class A Common Stock and the Class B Common Stock. The Company's Certificate of Incorporation was amended in accordance with this approval and has not subsequently been amended.

     Reason for the Previous Amendment. The Company qualifies as a "family
     ---------------------------------
corporation" under Section 447 of the Internal Revenue Code of 1986, as amended (the "Code"). Section 447 of the Code provides that a corporation is a "family corporation" if at least 50% of the total combined voting power of all classes of stock entitled to vote and at least 50% of all other classes of stock of the corporation are owned by members of the same family and certain other conditions are met. The Company is controlled by Lonnie A. "Bo" Pilgrim (the "Founder") who owns over 60% of its outstanding common stock and meets the other requirements of a "family corporation."

     Before July 2, 1988, the Company used the cash method of accounting for federal income tax purposes. Pursuant to changes in the law enacted by the Revenue Act of 1987, the Company (as a "family corporation") was required to change its method of accounting to the accrual method for federal income tax purposes. As a consequence of such change in accounting method, the Company was permitted to create a "suspense account" in the amount of approximately $89.7 million, which represents deferred income arising from the Company's prior use of the cash method of accounting. Beginning fiscal 1998, the Company is generally required to include 1/20th of this amount, or approximately $4.5 million, in taxable income each year for the next 20 years. However, the full amount must be included in taxable income in any year that the Company ceases to be a "family corporation." Accordingly, if the Founder's family ceases to own at least 50% of the total combined voting power of all classes of the Company's stock entitled to vote, the Company would cease to be a "family corporation" and would be required to recognize the balance of the "suspense account" in taxable income.

     The Board of Directors believes that the continued success and growth of the Company requires the flexibility to issue stock to raise capital and/or acquire other companies. The Previous Amendment was designed to promote both objectives, without causing the adverse tax consequences described above.

Proposed Amendment to the Company's Certificate of Incorporation and Related Actions

  As reflected by the discussion below and Annex A hereto, each share of the Company's Class A Common Stock is substantially identical to the shares of the Company's Class B Common Stock, except that each share of Class A Common Stock entitles the holder thereof to one vote per share on any matter submitted for a stockholder vote and each share of Class B Common Stock entitles the holder thereof to twenty votes per share on any matter submitted for a stockholder vote. In addition to this fundamental difference, the Company's Certificate of Incorporation currently provides in relevant part that "if dividends are declared that are payable in shares of

Common Stock, then such stock dividends shall be payable at the same rate on each class of Common Stock and shall be payable only in shares of Class A Common Stock to holders of Class A Common Stock and in shares of Class B Common Stock to holders of Class B Common Stock."

     At the Special Meeting, the Company stockholders are being asked to consider and vote upon a proposal to approve an amendment to the Company's Certificate of Incorporation in the form attached hereto as Annex A (the "Amendment"). The only substantive difference between the Company's Certificate of Incorporation as currently in effect and as proposed to be amended is that the Certificate of Incorporation as proposed to be amended would permit dividends of either Class A Common Stock or Class B Common Stock, as may be specified by the Board of Directors of the Company, to the holders of the Company's Class B Common Stock. As described above, currently, the Certificate of Incorporation provides that if dividends are declared that are payable in shares of Common Stock, such dividends will be payable in shares of Class A Common Stock to holders of Class A Common Stock and in shares of Class B Common Stock to holders of Class B Common Stock.

     If the Amendment is approved by the stockholders, the Board of Directors intends to file a Certificate of Amendment to the Certificate of Incorporation of the Company in accordance with the Amendment. The Amendment will be effective immediately upon acceptance of filing by the Secretary of State of the State of Delaware. Although the Board presently intends to file the Certificate of Amendment, if the Amendment is approved by stockholders, the resolution of stockholders will reserve to the Board of Directors the right to defer or abandon the Amendment and not file such Certificate of Amendment.

     Subject to the filing and effectiveness of the Certificate of Amendment, the Board of Directors has approved the distribution as a dividend payable in the form of one (1) share of its Class A Common Stock for every two (2) shares of its Class B Common Stock outstanding on the record date (the "Stock Dividend"). The record date for the Stock Dividend is ____, 1999, and the date of distribution of the Class A Common Stock under the Stock Dividend will be ___________, 1999. In order to avoid adding administrative expenses, no fractional shares of the Class A Common Stock will be issued in the Stock Dividend, but in lieu thereof each stockholder will receive, in cash, the fair value of any fractional shares to which they would otherwise be entitled. Because, except with respect to voting rights, each share of Class A Common Stock is substantially identical to the shares of Class B Common Stock, the Board has determined that the price to be paid for any fractional shares will be based upon the closing price of the Class B Common Stock on the record date for the Stock Dividend. Stockholder approval of the Stock Dividend is not required by Delaware law and is not being solicited by this Proxy Statement.

Recommendation of the Board of Directors

     The Amendment has been unanimously approved by the Company's Board of Directors. The Board believes that the Amendment is in the best interests of the Company and its stockholders and recommends that you vote "FOR" the adoption of the Amendment.

Reason for the Amendment

     As indicated above, the Board of Directors believes that the continued success and growth of the Company requires the flexibility to issue stock to raise capital and/or acquire other companies. The Board of Directors believes that the establishment of a market for the Company's Class A Common Stock will provide the Company with increased flexibility in the future to issue common equity in connection with acquisitions and to raise equity capital or to issue convertible debt as a means to finance future growth without triggering the adverse tax consequences described above. The Board of Directors believes that this increase in flexibility is important because of its belief that consolidation is underway in the poultry industry. The Company believes the consummation of any strategic acquisition that may arise in the future may require the issuance of substantial amounts of capital stock and/or cash payments. The availability of a pool of authorized but unissued Class A Common Stock trading on an active market that can be issued without triggering the adverse tax consequences described above will provide the Company with greater flexibility in responding to acquisition opportunities that the Board of
Directors determines are in the Company's long-term best interest.   The Board
of Directors believes that one way to establish such a market for the Class A Common Stock is to effect the Stock Dividend.

Certain Potential Disadvantages of the Amendment

     In addition to the potential benefits of the Amendment discussed above, the Board also considered potential disadvantages of the Amendment, including the following:

     Uncertain Effect on Stock Price.  Any issuance of shares of Class A Common
     -------------------------------
Stock, including in the Stock Dividend, could affect the price of the Class B Common Stock. However, many factors, including general market conditions, future performance of the Company and the performance of other companies in the industry, could cause fluctuations in the prices for both the Class A Common Stock and Class B Common Stock, and could cause the Class A Common Stock and Class B Common Stock to trade at different prices. While the Company presently intends to issue only Class A Common Stock in the future, it may from time to time issue Class B Common Stock if necessary to achieve strategic objectives of the Company. Future issuances of both Class A Common Stock and Class B Common Stock could affect the price for either or both classes of Common Stock. For the foregoing reasons, the Company cannot predict the market prices at which the Class A Common Stock and the Class B Common Stock will trade following the Amendment and the Stock Dividend. See "--Risk of Discounted Value of Class A Common Stock in Future Acquisitions or Financings."

     Risk of Discounted Value of Class A Common Stock in Future Acquisitions or
     --------------------------------------------------------------------------
Financings.  The Company presently plans to issue Class A Common Stock in future
----------
acquisitions, financings or offerings. If the Class A Common Stock trades at a discount to the Class B Common Stock, then acquisitions or financings involving the issuance of Class A Common Stock will be economically more dilutive to existing stockholders than such transactions would be if the Company issued Class B Common Stock. This dilution, if it occurs, will result in decreased earnings per share and lower stock prices for both the Class B Common Stock and the Class A Common Stock.

     Potential Negative Response of Institutional Investors.  Implementation of
     ------------------------------------------------------
the Amendment or the Stock Dividend may affect the decision of certain institutional investors that would otherwise consider investing in the Class B Common Stock but who object to the Amendment or the Stock Dividend. To the extent that institutional investors avoid purchasing the Company's stock, the stock price may be negatively affected by the decreased demand.

     Complications for Future Business Combinations.  The Board believes that a
     ----------------------------------------------
market for the Class A Common Stock will allow the Company greater flexibility in carrying out future acquisitions. However, the existence of two classes of Common Stock will cause difficulties in accounting for such acquisitions using the "pooling of interests" method for financial reporting purposes. This factor could counteract the increase in flexibility in responding to acquisition opportunities that is anticipated from such market.

     Potential Payment of Deferred Taxes.  For the Company to remain a "family
     -----------------------------------
corporation," at least 50% of the total combined voting power of all classes of stock entitled to vote of the Company and at least 50% of all other classes of stock of the Company must be owned by the Founder's family. Thus, if the Class A Common Stock was deemed not to be a "class of stock entitled to vote" and the Founder's family failed to own at least 50% of any outstanding Class A Common Stock, the balance of the $89.7 million "suspense account" would be immediately included in the taxable income of the Company. However, although no assurances can be given, Baker & McKenzie has advised the Company that in its opinion the Class A Common Stock should be considered "a class of stock entitled to vote." See "--General--Reason for the Previous Amendment."

     Potential Changes in Law or Regulations.  In recent years, bills have been
     ---------------------------------------
introduced in Congress that, if enacted, would have prohibited the registration of common stock on a national securities exchange or the trading of such common stock on Nasdaq if such common stock was part of a class of securities which has no voting rights or carried disproportionate voting rights. While these bills have not been acted upon by Congress, there can be no assurance that such a bill (or a modified version thereof) will not be introduced in Congress in the future. Legislation or other regulatory developments could make the Class A Common Stock and Class B Common Stock ineligible for trading on national securities exchanges and Nasdaq. Similarly, rule changes adopted by the exchanges or the National Association of Securities Dealers could also make the Class A Common Stock or Class B Common Stock ineligible for trading on one or more of such exchanges or Nasdaq. The Company is unable to predict whether any such regulatory proposals or rule changes will be adopted or whether they will have such effect.

Securities Laws & Regulations

     Federal Securities Laws.  Because the existing Class B Common Stock will
     -----------------------
have essentially the same rights, powers and limitations after the Amendment, the Amendment is not an "offer," "offer to sell," "offer for sale" or "sale" of a security within the meaning of Section 2(3) of the Securities Act of 1933, as amended (the "Securities Act"), and will not involve the substitution of one security for another under Rule 145 thereunder. In addition, the Stock Dividend of Class A Common Stock will not involve a "sale" of a security under the Securities Act or Rule 145.

     Because the Amendment and the Stock Dividend do not constitute a "sale" of either Class B Common Stock or Class A Common Stock under the Securities Act, shares of Class B Common Stock held immediately upon effectiveness of the Amendment and shares of Class A Common Stock received in the Stock Dividend, other than any such shares held by affiliates of the Company, may be offered for sale and sold in the same manner as the Class B Common Stock prior to the Amendment. Any affiliate of the Company under Rule 144 will be subject to the restrictions specified in Rule 144 under the Securities Act.

     NYSE Criteria.  The Class B Common Stock is currently listed on the New
     -------------
York Stock Exchange ("NYSE"), and application is being made to trade the Class A Common Stock on the NYSE as well.

Tax Consequences of the Stock Dividend

     Stockholders of the Company who receive shares of Class A Common Stock by reason of the Stock Dividend will not be required to include the fair market value of the stock received in their gross income for federal income tax purposes. The cost or other tax basis of the old shares must be allocated between the old and new shares in proportion to the fair market value of each on the date of distribution, and this reallocated tax basis must be used in computing gain or loss (if any) on a subsequent taxable disposition of the old and/or new shares. The payment received by the stockholders by reason of the fractional share cash-out should be treated as a distribution received in exchange for the fractional shares for federal income tax purposes. Thus, the stockholders receiving the payments will be required to recognize gain or loss equal to the difference between the payment received and the basis allocated to the fractional shares. THE SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO ALL INDIVIDUALS. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR A DETERMINATION AS TO THE SPECIFIC TAX CONSEQUENCES APPLICABLE TO THEM.

Stockholder Proposals for 2000 Annual Meeting

     Stockholders intending to present proposals at the 2000 Annual Meeting of Stockholders and desiring to have those proposals included in the Company's proxy statement and form of proxy relating to that meeting must submit such proposals, in compliance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended, to the Secretary of the Company on or before August 30, 2000.

     Please date, sign and return the proxy at your earliest convenience. A prompt return of your proxy will be appreciated as it will save the expense of further mailing.

                                      By order of the Board of Directors,




                                              RICHARD A. COGDILL
                               Executive Vice President, Chief Financial Officer
                                              Secretary and Treasurer

Pittsburg, Texas
July 2, 1999

                                    ANNEX A

                          CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION OF
                          PILGRIM'S PRIDE CORPORATION

     Pilgrim's Pride Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

     1. The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     2. Article Fourth of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

          "FOURTH:

     Authorized Shares
     -----------------

          The total number of shares of stock which the Corporation shall have authority to issue is 165,000,000 shares, consisting of the following:

               (1) 100,000,000 shares of Class A common stock, par value $.01 per share (the "Class A Common Stock");

               (2) 60,000,000 shares of Class B common stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"); and

               (3) 5,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock").

     Designations, Preferences, etc. of the Capital Stock
     ----------------------------------------------------

          The designations, preferences, powers, qualifications, and special or relative rights or privileges of the capital stock of the Corporation shall be as set forth below.

     Common Stock
     ------------

          (1)  Identical Rights. Except as herein otherwise expressly provided,
               ----------------
     all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

          (2)  Dividends on the Common Stock.
               -----------------------------

               (a) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the Corporation's board of directors (the "Board of Directors") at any time and from time to time out of any funds of the Corporation legally available therefor, except that (i) if dividends are declared that are payable in shares of Common Stock, then such stock dividends shall be payable at the same rate on each class of Common Stock and shall be payable only in shares of Class A Common Stock to holders of Class A Common Stock and in shares of either Class A Common Stock or Class B Common Stock, as may be specified by the Board of Directors in a resolution authorizing such stock dividend, to holders of Class B Common Stock and (ii) if dividends are declared that are payable in shares of common stock of another corporation, then such shares may differ as to voting rights to the extent that voting rights now differ among the Class A Common Stock and the Class B Common Stock.

               (b) Dividends payable under this subparagraph (2) shall be paid to the holders of record of the outstanding shares of Common Stock as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors in advance of declaration and payment of each dividend. Any shares of Common Stock issued as a dividend pursuant to this subparagraph (2) shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable, and free of all liens and charges.

               (c) Notwithstanding anything contained herein to the contrary, no dividends on shares of Common Stock shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at any time that such declaration, payment or setting apart is prohibited by applicable law.

          (3)  Stock Splits Relating to the Common Stock. The Corporation shall
               -----------------------------------------
     not in any manner subdivide (by any stock split, reclassification, stock dividend, recapitalization or otherwise) or combine the outstanding shares of one class of Common Stock unless the outstanding shares of both classes of Common Stock shall be proportionately subdivided or combined.

          (4)  Liquidation Rights of the Common Stock.  In the event of any
               --------------------------------------
     voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this subparagraph
     (4), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

          (5)  Voting Rights of the Common Stock.
               ---------------------------------

               (a) The holders of the Class A Common Stock and the Class B Common Stock shall vote as a single class on all matters submitted to a vote of the stockholders, with each share of Class A Common Stock being entitled to one (1) vote and each share of Class B Common Stock being entitled to twenty (20) votes, except as otherwise provided by law.

               (b) No holder of Common Stock shall be entitled to preemptive or subscription rights.

          (6) Consideration on Merger, Consolidation, etc.   In any merger,
              --------------------------------------------
     consolidation, or business combination, the consideration to be received per share by the holders of Class A Common Stock and Class B Common Stock must be identical for each class of stock, except that in any such transaction in which shares of common stock are to be distributed, such shares may differ as to voting rights to the extent that voting rights now differ among the Class A Common Stock and the Class B Common Stock.

     Preferred Stock
     ---------------

          Shares of the Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the

     Corporation. The Board of Directors of the Corporation is hereby expressly authorized, subject to the limitations provided by law, to establish and designate series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and the relative powers, rights, preferences and limitations of the shares of each series and the variations in the relative powers, rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series."

     IN WITNESS WHEREOF, Pilgrim's Pride Corporation has caused this Certificate to be executed by Lonnie A. Pilgrim, its authorized officer, on this ___ day of _______________, 1999.

                           PILGRIM'S PRIDE CORPORATION



                           -----------------------------------------------------
                           Lonnie A. Pilgrim, Chairman of the Board of Directors

PRELIMINARY COPIES

     Please date this proxy and sign your name exactly as it appears hereon. Persons signing in a representative capacity should indicate their capacity. A proxy for shares held in joint ownership should be signed by each owner.

              Please Execute This Proxy and Return Promptly in the
                   Enclosed Self-Addressed Stamped Envelope.

                          PILGRIM'S PRIDE CORPORATION
                             110 South Texas Street
                             Pittsburg, Texas 75686

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Lonnie "Bo" Pilgrim and Clifford E. Butler, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and to vote, as designated below, all the shares of Class B Common Stock of Pilgrim's Pride Corporation (the "Company") held of record by the undersigned at the close of business on June 30, 1999 at the Special Meeting of Stockholders to be held on July 20, 1999 or any adjournment thereof.


                                                       (continued on other side)

                                         [ x ] Please mark your votes as this

                              --------------------
              AMENDMENT TO COMPANY'S CERTIFICATE OF INCORPORATION

1. Amend the Company's Certificate of Incorporation to permit dividends of either Class A Common Stock or Class B Common Stock of the Company, as specified by the Board Directors of the Company, to holders of the Company's Class B Common Stock.

                           FOR               AGAINST             ABSTAIN
                          [   ]               [   ]               [   ]

2. In their discretion such other business as may properly come before the Special Meeting.

--------------------------------------------------------------------------------

                              UNLESS OTHERWISE SPECIFIED ON THIS PROXY, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.


                              ------------------------------------------------

                              Date


                              ------------------------------------------------
                              Signature of Stockholder


                              ------------------------------------------------
                              Signature if held jointly